UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023

CAN B CORP.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120
Hicksville, NY 11801	11801
(Address of principal executive offices)	(Zip Code)

(516) 595-9544

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

Issuance of OID Note

On October 27, 2023, Can B Corp., a Florida corporation (the “Company”), completed the sale of a promissory note (the “Initial Note”) in the principal amount of $156,250 to Walleye Opportunities Fund, Ltd. (the “Investor”) pursuant to a Securities Purchase Agreement between the Company and the Investor (the “Stock Purchase Agreement”). The purchase price of the Note was $125,000, representing a 20% original issue discount. The Initial Note is non-interest bearing, except in the case of the event of a default, in which case interest will accrue from the date of the default at a rate equal to the lower of 18% per annum or the maximum rate permitted by law. The Initial Note becomes due on October 27, 2024.

The Investor may elect to convert the principal amount of the Initial Note and default interest, if any, subject to adjustment at a price equal to 90% of the lowest daily volume weighted average price of the common stock during the fifteen trading days preceding the conversion date.

The Investor and/or investors introduced by the Investor may purchase up to an additional $1,693,750 aggregate principal amount of notes having terms substantially similar to the Initial Note (the “New Notes” and collectively with the Initial Note, the “Notes”). In addition to the principal and interest payment obligations under the Notes, the Company has agreed to pay and/or cause its newly formed 70% owned subsidiary, Nascent Pharma, LLC (“Nascent”,) to pay the Investor fifteen percent (15%) of all amounts that would otherwise be distributable to the Company by Nascent until the Investor receives distributions in the aggregate amount that equal the sum of (a) 200% of the purchase price of notes previously issued by the Company to the Investor plus (b) 200% of the principal amount of certain notes previously issued by the Company and acquired by the Investor from a third party plus (c) 100% of the purchase price of Notes purchased pursuant to the Stock Purchase Agreement; provided, however, if the Investor and/or other investors purchase $1,875,000 aggregate principal amount of Notes pursuant to the Stock Purchase Agreement, the obligation to pay 100% of the purchase price of the Notes shall be increased to 200% of the purchase price of such Notes. The amounts distributable by Nascent to the Company, if any, will represent the proceeds of Nascent’s enforcement of certain patents it is seeking to acquire. Nascent has not yet acquired such patents and no assurance can be given that it will be able to complete such acquisition. Under the terms of the Stock Purchase Agreement, the purchase of New Notes by the Investor and/or investors introduced by the Investor is subject to, among other things, Nascent’s acquisition of the patents. If Nascent does not complete the acquisition of the patents, the Company does not expect that any New Notes will be purchased and the Company will have no obligation to pay additional consideration to the Investor.

In the event of a default under a Note, the Company shall be required to pay the holder of the Note an amount equal to the amount determined by multiplying the principal amount of the Note then outstanding plus default interest by 135%, plus costs of collection. The Investor may elect to accept payment of any such amount in cash and/or shares of the Company’s common stock, valued for this purpose at the lower of the conversion price then in effect or a 60% discount to the lowest volume weighted average price of the common stock during the five trading days preceding the conversion date.

The Investor has been granted a right of first refusal to participate in future financing transactions conducted by the Company.

The Company has entered into a Registration Rights Agreement with the Investor pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission by December 11, 2023 to register for public resale the shares of common stock issuable upon the conversion of the Note and a consolidated note issued to the Investor in the principal amount of $1,354,210 (the “Consolidated Note”) which combined certain notes held by the Investor into a single note. If the Company fails to file the registration statement by December 11, 2023 or have the registration statement declared effective by the deadlines set forth in the Registration Rights Agreement, the Company will be required to make a payment of 2% of the amount then owed under the Note and the Consolidated Note for each 30 day period after the applicable deadline that the Company does not file the registration statement or the registration statement is not declared effective. The Investor has also been granted piggyback registration rights with respect to the shares of common stock issuable upon the conversion of the Notes it acquires and the Consolidated Note. Each of the Initial Note and Consolidated Note grants full ratchet anti-dilution protection to the Investor in the event that the Company issues common stock or rights to purchase common stock at a price less than the conversion or exercise price then in effect.

The Initial Note contains and the New Notes will contain a provision which provides that the holder will not be converted if the conversion would result in the holder becoming the beneficial owner of more than 9.99% of the Company’s outstanding common stock.

ITEM 2.03. CREATION OFA DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OFA REGISTRANT.

See Item 1.01 regarding the Note issued to the Investor and the obligations of the Company relating thereto.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 for discussion of the Note issued to the Investor. The foregoing securities were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), as amended, and Regulation D as promulgated under the Securities Act.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits.

9.1	Securities Purchase Agreement dated as of October 26, 2023 between Can B Corp. and the Investor.
9.2	Promissory Note dated October 27, 2023 issued by Can B Corp. to Investor.
9.3	Consolidated Note dated October 27, 2023 issued by Can B Corp. to the Investor.
9.4	Distribution and Assignment Agreement dated as of October 27, 2023 among Can B Corp, Nascent Pharma, LLC and the Investor.
9.5	Registration Rights Agreement dated as of October 27, 2023 between Can B Corp and the Investor.
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2023

Can B Corp.

By:	/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	CEO